UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

RIGHTSIDE GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-36262	32-0415537
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5808 Lake Washington Blvd. NE, Suite 300 Kirkland, Washington	98033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 298-2500

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On May 29, 2015, eNom Incorporated (“eNom”), a subsidiary of Rightside Group, Ltd., entered into a Tenth Amendment to Agreement (the “Amendment”) to the Amended and Restated Letter Agreement between eNom and Namecheap, Inc. dated April 1, 2011 (the “Registrar Agreement”). The Amendment extends the term of the Registrar Agreement through July 31, 2015.  The Amendment further provides that the Registrar Agreement will automatically renew for a one year period unless either party provides notice of non-renewal at least 30 days prior to the automatic renewal date.

The above description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Tenth Amendment to Agreement between eNom Incorporated and Namecheap, Inc., dated as of May 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2015	RIGHTSIDE GROUP, LTD.
	By:	/s/ Rick Danis
Rick Danis
General Counsel and Corporate Secretary